Exhibit 10.18

FIRST AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
ARC HOSPITALITY PORTFOLIO I HOLDCO, LLC

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of ARC HOSPITALITY PORTFOLIO I HOLDCO, LLC, a Delaware limited liability company (the “Company”), is entered into as of March 31, 2017.

WHEREAS, W2007 Equity Inns Senior Mezz, LLC (the “Class A Member”), American Realty Capital Hospitality Portfolio Member, LP (the “Class B Member”), and William G. Popeo are parties to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 27, 2015 (the “LLC Agreement”; all capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the LLC Agreement);

WHEREAS, in accordance with that certain consent letter, dated as of March 31, 2017, by and among the Class A Member, the Class B Member, ARC OP and REIT, the Class A Member and the Class B Member have agreed to make certain amendments to the LLC Agreement; and

WHEREAS, the Class A Member and the Class B Member now desire to amend the LLC Agreement as more particularly set forth herein, in accordance with Section 11.1 of the LLC Agreement.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Class A Member and the Class B Member hereby adopt this Amendment, which provides as follows:

1.          A new defined term “A&R LPA” shall be inserted into the LLC Agreement as follows:

“A&R LPA” means the Amended and Restated Limited Partnership Agreement of ARC OP, dated and as in effect as of March 31, 2017 (as the same may be amended, restated, modified or supplemented except to the extent any such amendment, restatement, modification or supplement would require the consent of the Class A Member under this Agreement that has not been obtained).

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2.          The definition of “Affiliate” under the LLC Agreement shall be amended and restated in its entirety to read as follows:

“Affiliate” means with respect to any Person, (i) any other Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with such Person and (ii) any other Person owning or controlling twenty-five percent (25%) or more of the outstanding voting securities of, or other ownership interests in, such Person; provided that, notwithstanding the foregoing, each of the following entities shall be deemed an Affiliate of each of the Class B Member and the Guarantors: ARC OP (as defined below), REIT (as defined below), and each of their respective Affiliates; provided further that, notwithstanding the foregoing, in no event shall Brookfield or any of its Affiliates be deemed to be an Affiliate of the Class B Member, the Company, any Subsidiary of the Company, the REIT or ARC OP under clause (ii) of this definition.

3.          A new defined term “Articles Supplementary” shall be inserted into the LLC Agreement as follows:

“Articles Supplementary” means the Articles Supplementary of the REIT, dated and as in effect as of March 31, 2017 (as the same may be amended, restated, modified or supplemented except to the extent any such amendment, restatement, modification or supplement would require the consent of the Class A Member under this Agreement that has not been obtained).

4.          A new defined term “Brookfield” shall be inserted into the LLC Agreement as follows:

“Brookfield” means Brookfield Asset Management, Inc. and its successors and assigns.

5.          A new defined term “Brookfield Fund Entities” shall be inserted into the LLC Agreement as follows:

“Brookfield Fund Entities” means Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, a Delaware limited liability company, BSREP II Hospitality II Special GP OP LLC, a Delaware limited liability company, Brookfield Strategic Real Estate Partners II-A L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-A (ER) L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-B L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II-C (ER) L.P., a Delaware limited partnership, Brookfield Strategic Real Estate Partners II BPY Borrower L.P., a Delaware limited partnership, and BSREP II BIV BPY Cayman L.P., a limited partnership organized under the laws of the Cayman Islands.

6.          A new defined term “Brookfield Obligors” shall be inserted into the LLC Agreement as follows:

“Brookfield Obligors” means Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, a Delaware limited liability company, and BSREP II Hospitality II Special GP OP LLC, a Delaware limited liability company.

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7.          A new defined term “SPA” shall be inserted into the LLC Agreement as follows:

“SPA” means that certain Securities Purchase, Voting and Standstill Agreement, by and among REIT, ARC OP and Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, dated and as in effect as of January 12, 2017 (as the same may be amended, restated, modified or supplemented except to the extent any such amendment, restatement, modification or supplement would require the consent of the Class A Member under this Agreement that has not been obtained).

8.          Item 7 of the definition of “Changeover Event” under the LLC Agreement shall be amended and restated in its entirety to read as follows:

(7) any Prohibited Transfer occurs or if the Class B Member ceases to be Controlled, directly or indirectly, by ARC OP, or if ARC OP ceases to be Controlled, directly or indirectly by the REIT, or if a REIT Change of Control occurs;

9.          A new defined term “REIT Change of Control” shall be inserted into the LLC Agreement as follows:

“REIT Change of Control” means, subject to the next sentence, the happening of any of the following: (i) the consummation of a merger of the REIT into or consolidation of the REIT with another entity, or the closing of a sale or other disposition of all or substantially all of the REIT’s assets (in one or a substantially concurrent or otherwise related series of transactions); provided, however, that a REIT Change in Control under this clause (i) shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which the beneficial ownership of securities representing 50% or more of the combined voting power of the REIT, the surviving entity or entity directly or indirectly controlling the REIT or the surviving entity, as the case may be, is held by the same Persons as held the securities representing the beneficial ownership of the combined voting power of the REIT immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions; or (ii) the “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) of securities representing greater than 50% of the combined voting power of the REIT is held by any “person” or “group” as defined in Sections 13(d) and 14(d) of the Exchange Act; or (iii) any “person” or “group” as defined in Sections 13(d) and 14(d) of the Exchange Act shall have obtained the right or power (whether or not exercised) to elect or appoint a majority of the members of the board of directors (or similar governing body) of the REIT; or (iv) individuals who at March 31, 2017 constituted the board of directors of the REIT (together with (A) any new directors whose election by the board of directors of the REIT or whose nomination for election by the stockholders of the REIT was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved or (B) any two new directors at any one time designated from time to time by an Affiliate of Brookfield) cease for any reason other than death or disability to constitute a majority of the directors then in office. Notwithstanding anything in this definition to the contrary, a “REIT Change of Control” (a) shall not include the exercise of any rights or remedies granted to the holder of the Redeemable Preferred Share (as defined in the Articles Supplementary), except as set forth in clause (c)(iii) below, as those rights and remedies are expressly set forth in the Articles Supplementary (without giving effect to any additional rights or remedies granted after the date hereof; provided that no inference shall be drawn from the exclusion of any such rights or remedies as to whether or not the same constitute or result in a REIT Change of Control), provided that the holder of the Redeemable Preferred Share is and at all times Controlled by Brookfield and Brookfield Controls the exercise of the rights of the Redeemable Preferred Share, (b) shall not include the exercise of any rights or remedies granted to the holder of the Class C Units (as defined in the A&R LPA) as those rights and remedies are expressly set forth in the A&R LPA (without giving effect to any additional rights or remedies granted after the date hereof; provided that no inference shall be drawn from the exclusion of any such rights or remedies as to whether or not the same constitute or result in a REIT Change of Control), provided that Brookfield at all times directly or indirectly Controls the exercise of the governance rights of the Class C Unit Holders set forth in the A&R LPA, if any remain in effect, and (c) shall include, without limiting the provisions of the immediately preceding sentence, any or all of (i) a transfer of the Redeemable Preferred Share to an entity that is not Controlled by Brookfield or a transfer of direct or indirect interests in the holder of the Redeemable Preferred Share or any other event or action, in each case, that results in Brookfield not Controlling the exercise of the rights of the Redeemable Preferred Share, (ii) a direct or indirect transfer of any of the Class C Units, any direct or indirect interest in any holder of the Class C Units or any other event or action, in each case, that results in Brookfield not directly or indirectly Controlling the exercise of the governance rights of the Class C Unit Holders set forth in the A&R LPA, if any remain in effect, or (iii) the appointment by Brookfield or any of its Affiliates of a majority of the board of directors of the REIT.

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10.         Section 2.2 of the LLC Agreement shall be amended and restated in its entirety to read as follows:

The business of the Company shall be conducted under the name of “HIT Portfolio I Holdco, LLC” in the State of Delaware and under such name or such assumed names as the Managing Member deems necessary or appropriate to comply with the requirements of any other jurisdiction in which the Company may be required to qualify.

11.         Section 2.6 of the LLC Agreement shall be amended and restated in its entirety to read as follows:

The principal office of the Company will be 3950 University Drive, Fairfax, Virginia 22030. The Company may change its place of business to such location or locations in the United States as may at any time or from time to time be designated by the Managing Member upon written notice to the Class A Member. The mailing address of the Company will be 3950 University Drive, Fairfax, Virginia 22030, or such other address as may be selected from time to time by the Managing Member. The Company shall maintain a registered office at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name and address of the Company’s registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

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12.         The name and address of the Class B Member for notices contained in Section 2.8 of the LLC Agreement shall be amended and restated in its entirety to read as follows:

Class B Member:

c/o Hospitality Investors Trust, Inc.

3950 University Drive

Fairfax, Virginia 22030

Attn: Jon Mehlman

with copies to:

c/o Hospitality Investors Trust, Inc.

3950 University Drive

Fairfax, Virginia 22030

Attn: Paul Hughes

and:

Proskauer Rose LLP
11 Times Square
New York, New York
Attn: Steven L. Lichtenfeld, Esq.

Tel.: (212) 969-3735

Facsimile: (212) 969-2900

13.         Section 9.1(b) under the LLC Agreement shall be amended and restated in its entirety to read as follows:

(b) The direct or indirect transfer of membership interests in the members of the Class B Member by which, in a single transaction or a series of transactions, in the aggregate, not more than forty-nine percent (49%) of the direct and indirect membership interests in any member of the Class B Member shall be vested in parties not having an ownership interest as of the date hereof shall constitute a Permitted Transfer if (i) such Transfer constitutes (x) a Qualified Capital Raise pursuant to the terms hereof or (y) a subsequent transfer of Class C Units, or OP Units or REIT Shares issued upon conversion or redemption thereof (all as defined in the A&R LPA) issued pursuant to a Qualified Capital Raise, so long as, in the case of this clause (y), the transferee agrees to be bound by that certain Payover Guaranty executed by the Brookfield Obligors on or about March 31, 2017 in respect to amounts received by such transferee and that certain Debt Standstill Agreement executed by the Brookfield Fund Entities on or about March 31, 2017, subject to reasonable carveouts similar in nature to the carve out for Brookfield Excluded Affiliates (as set forth in the SPA), and Brookfield continues to directly or indirectly Control the exercise of (A) the governance rights of the Class C Unit Holders set forth in the A&R LPA, if any remain in effect and (B) the rights and remedies granted to the holder of the Redeemable Preferred Share (as defined in the Articles Supplementary), to the extent such Redeemable Preferred Share remains outstanding, (ii) such Transfer does not violate the terms of the Senior Loan Documents, (iii) except for Transfers of direct or indirect interests in ARC OP, no Changeover Event has occurred and remains uncured, (iv) the Company and the Subsidiaries continue to be in compliance with the single purpose covenants set forth in Schedule 5.15(a), (v) except for Transfers of direct or indirect interests in ARC OP, the Class A Member receives not less than ten (10) days’ prior written notice of such proposed transfer, and (vi) following such Transfer, the Class B Member continues to be Controlled, directly or indirectly, by ARC OP, ARC OP continues to be Controlled, directly or indirectly by the REIT, and a REIT Change of Control has not occurred; provided that, notwithstanding the forty-nine percent (49%) limitation set forth above, in the case of subsequent direct or indirect transfers of Class C Units by Brookfield pursuant to clause (i)(y) above, Brookfield may directly or indirectly transfer up to seventy-five percent (75%) of the Class C Units in the aggregate (in a single transaction or a series of transactions) so long as all of the conditions set forth in clauses (i)(y) and (ii) through (vi) above are, and continue to be, satisfied.

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14.         Section 9.2(a) under the LLC Agreement shall be amended and restated in its entirety to read as follows:

(a) Until the occurrence of a Changeover Event (the date of such occurrence, “Lockout Expiration Date”), any direct or indirect transfer of any direct or indirect interests in the Class A Member shall be permitted without the consent of the Class B Member so long as (w) Whitehall Street and/or any other Controlled Affiliate of GS Group shall continue to own, directly or indirectly, at least twenty-five percent (25%) of the membership interests in the Class A Member, (x) GS Group shall continue to, directly or indirectly, Control the Class A Member, (y) the transferee is not a Person whose primary business is the ownership of select service or limited service hotels, and (z) such transfer does not violate the terms of the Senior Loan Documents. At any time on or after the Lockout Expiration Date, the Class A Member may, from time to time and without the consent or approval of any other Member, directly or indirectly transfer all or any portion of its Interest and/or of direct or indirect interests in the Class A Member to any Person as long as such Transfer does not violate the terms of the Senior Loan Documents (or if such Transfer would violate the terms of the Senior Loan Documents, the Class A Member has received consent thereto from the Senior Lender), and no change in Control of the Class A Member or transfer of direct or indirect ownership of the Class A Member or its Interest shall constitute a breach or a default hereunder. Notwithstanding the foregoing, (x) the Class A Member shall be entitled to Transfer all or any portion of its interest, and transfers of direct or indirect interests in the Class A Member shall be permitted, in either such case, if required by applicable law or regulation, and (y) Transfers of preferred stock issued by W2007 Grace Acquisition I, Inc. and/or W2007 Equity Inns Statutory Trust I shall be permitted at any time without the consent of the Class B Member.

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15.         Effective as of the date hereof, this Amendment amends and is hereby incorporated in and forms a part of the Agreement, and except as amended hereby the LLC Agreement is confirmed in all respects and remains in full force and effect. The LLC Agreement and this Amendment constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or agreements relating thereto, whether written or oral. No amendment or modification of this Amendment shall be valid or binding upon the parties unless in writing and signed by the parties hereto.

16.         The parties agree that if any provision of this Amendment is found to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision. This Amendment shall be governed by the laws of the State of Delaware, without regard to the choice of law principles thereof.

17.         The covenants, agreements, terms, provisions and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18.         This Amendment may be executed in one of more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. This Amendment shall be deemed fully executed and delivered when signed by the signatories hereto and delivered via PDF.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

CLASS A MEMBER:

W2007 Equity Inns Senior Mezz, LLC

By:	/s/ Greg Fay
Name:	Greg Fay
Title:	Vice President

CLASS B MEMBER:

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO MEMBER, LP

By:	American Realty Capital Hospitality Portfolio Member GP, LLC, its general partner

	By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: President and Chief Executive Officer